Exhibit 10(g)

Customer No.
Loan No.
Loan No.
Loan No.
RBC BANK (USA)
THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER
     This Third Amendment to Loan and Security Agreement and Waiver (this “Agreement”) is made and entered into as of July 16, 2010 by and between VIDEO DISPLAY CORPORATION, a Georgia corporation (“Parent”), LEXEL IMAGING SYSTEMS, INC. (“Lexel”), FOX INTERNATIONAL, LTD., INC. (“Fox”), Z-AXIS, INC. (“Z-Axis”), TELTRON TECHNOLOGIES, INC. (“Teltron”) and AYDIN DISPLAYS, INC. (“Aydin” and together with Lexel, Fox, Z-Axis and Teltron, collectively, the “Subsidiaries”; and the Subsidiaries, together with Parent, collectively, the “Borrower”), RONALD D. ORDWAY (“Guarantor”), and RBC BANK (USA) (formerly known as RBC Centura Bank) (the “Bank”) (the “Bank”);
W I T N E S S E T H:
     WHEREAS, the Borrower and the Bank have made and entered into that certain Loan and Security Agreement, dated as of September 26, 2008, as amended (the “Original Loan Agreement” and as amended hereby, the “Loan Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement);
     WHEREAS, the Guarantor has guaranteed the obligations of Borrower to Bank pursuant to that certain Unconditional Limited Guaranty Agreement, dated as of August 14, 2009, from the Guarantor in favor of Bank (the “Guaranty”), but subject to the limitations set forth therein;
     WHEREAS, pursuant to the Loan Agreement, the Bank has extended to the Borrower (a) a primary revolving loan facility in the original principal amount of up to $17,000,000, which primary revolving loan is evidenced by a promissory note, dated as of August 14, 2009, from Borrower to the order of the Bank in the principal amount of $17,000,000, (b) a secondary revolving loan facility in the original principal amount of up to $3,500,000, which secondary revolving loan is evidenced by a promissory note, dated as of February 26, 2010, from Borrower to the order of the Bank in the principal amount of $3,500,000, and (c) a term loan in the original principal amount of up to $1,700,000, which term loan is evidenced by a promissory note, dated as of August 14, 2009, from Borrower to the order of the Bank in the principal amount of $1,403,170.42;
     WHEREAS, Defaults and Events of Default have occurred and are continuing under the Loan Agreement;

     WHEREAS, Borrower desires to have the Bank waive the Existing Default (as defined herein) and to make certain amendments to the Loan Agreement, and Bank is willing to agree to the same on the terms and conditions set forth herein;
     NOW THEREFORE, for and in consideration of the foregoing and for ten dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1.
Agreement; Acknowledgments
     Section 1.1 Acknowledgment of Default. An Event of Default (the “Existing Default”) has occurred under Section 8.1(b) of the Loan Agreement as a result of the Borrower’s failure to comply with Section 7.3 of the Loan Agreement (Asset Coverage Ratio) for the fiscal quarter ending May 31, 2010.
     Section 1.2 Acknowledgment of the Borrower and Guarantor. The execution, delivery and performance of this Agreement by the Bank and the acceptance by the Bank of performance of each of the Borrower and the Guarantor hereunder (a) shall not constitute a waiver or release by the Bank of any Default or Event of Default that may now or hereafter exist under the Loan Documents, except the Existing Default to the extent provided herein, (b) shall not constitute a novation of the Loan Documents as it is the intent of the parties only grant a waiver of the Existing Default on the terms set forth herein, and (c) except as expressly provided in this Agreement, shall be without prejudice to, and is not a waiver or release of, the Bank’s rights at any time in the future to exercise any and all rights conferred upon the Bank by the Loan Documents or otherwise at law or in equity, including but not limited to the right to institute foreclosure proceedings against the Collateral and/or institute collection or arbitration proceedings against the Borrower and/or the Guarantor and/or to exercise any right against any other Person not a party to this Agreement.
ARTICLE 2.
Waivers
     Section 2.1 Waiver Covenant. Upon strict satisfaction of the conditions specified hereinafter in Article 5, Bank shall waive the Existing Default and shall not because of the Existing Defaults,
     2.1.1 accelerate any of the Loans or demand accelerated payment of the same;
     2.1.2 require the payment of interest at the Default Rate set forth in the Loan Documents; or
     2.1.3 exercise any other remedies under the Loan Agreement or under the other Loan Documents.

     Bank’s waiver of the Existing Default from such actions, subject to the terms and conditions of this Agreement, is herein referred to as the “Waiver Covenant”. The effectiveness of each term of the Waiver Covenant is expressly conditioned on the strict satisfaction of each and every condition set forth in Article 5 of this Agreement. The Waiver Covenant applies solely to the Existing Default and to no other Defaults or Events of Default, whether now existing or hereinafter arising and whether now known to the Bank or the Borrower and/or the Guarantor.
     Section 2.2 Continued Compliance With the Loan Documents. Notwithstanding anything in this Agreement to the contrary, each of the Borrower and the Guarantor shall continue to perform and comply strictly with each and every provision of the Loan Documents, except for the Existing Default, which is being waived by the Bank pursuant to this Agreement and the Waiver Covenant (but only upon satisfaction of the conditions set forth in Article 5 hereof).
ARTICLE 3.
Release; Waivers by Borrower and Guarantor
     Section 3.1 Release. In consideration of the accommodations and concessions made by the Bank pursuant to this Agreement, each of the Borrower and the Guarantor does hereby irrevocably remise, release, acquit, satisfy and forever discharge the Bank, its successors and assigns, all of its affiliates and subsidiaries, past, present and future, and all of its shareholders, officers, directors, employees, agents, attorneys, representatives and participants, from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, claims, executions, counterclaims, demands and causes of action of any nature or type whatsoever, whether at law or in equity, whether known or unknown, either now accrued or hereafter maturing, which it now has or hereafter can, shall or may have by reason of any matter, claim or action arising through the date hereof out of or relating to the administration, funding or existence of the Loans from the Bank to the Borrower, or the Loan Documents, or any other agreement or transaction between or among the Borrower, the Guarantor and Bank.
     Section 3.2 Waivers. Each of the Borrower and the Guarantor acknowledges and agrees that the Bank has all rights and remedies of a “secured party” under the Code and all rights and remedies provided by applicable law. Each of the Borrower and the Guarantor waives any additional right to notice of any Default or Event of Default or opportunity to cure any Default or Event of Default. Notwithstanding anything to the contrary in Loan Agreement, any Security Agreement, any guaranty agreement or any other Loan Document to which it is a party, the Borrower hereby irrevocably waives (i) any right to notification required under Code Section 11-9-611 of the disposition of any “Collateral” (as defined in the Loan Agreement and as defined in any Security Agreement) or any other collateral in which the Borrower or any Guarantor has granted (or may hereafter grant) the Bank a Lien, (ii) any right to redeem, under Code Section 11-9-623, any “Collateral” (as defined in the Loan Agreement and as defined in any Security Agreement) or any other collateral in which the Borrower or the Guarantor has granted (or may hereafter grant) Bank a Lien, and (iii) any other right which the Borrower or the Guarantor may waive under the Code (whether before or after default). Any notice required to be given by Bank to the Borrower or the Guarantor (which is not otherwise waivable under the Code), may be given by the Bank in the shortest time period permitted by the Code, notwithstanding any provision of the Loan Documents requiring a longer notice period; where “reasonable” notice is required under the Code and cannot be waived, 10 days’ notice shall be deemed “reasonable” notice for purposes of the Loan Agreement and each Security Agreement (except for circumstances described in Code Section 11-9-611(d)).
     Section 3.3 Waiver of Trial by Jury. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
     Section 3.4 Relief From Stay. (a) In entering into this Agreement, the Borrower, the Guarantor and the Bank hereby stipulate, acknowledge and agree that the Bank gave up valuable rights and agreed to forbear from exercising legal remedies available to it in exchange for the promises, representations, acknowledgments and warranties of each of the Borrower and the Guarantor as contained herein and that the Bank would not have entered into this Agreement but for such promises, representations, acknowledgments, agreements, and warranties, all of which have been accepted by the Bank in good faith, the breach of which by the Borrower and/or the Guarantor in any way, at any time, now or in the future, would admittedly and confessedly constitute cause for dismissal of any such bankruptcy petition pursuant to 11 U.S.C. § 1112(b).
(b) As additional consideration for the Bank agreeing to forbear from immediately enforcing its rights and remedies under this Agreement and in the Loan Documents, including but not limited to the institution of foreclosure proceedings, each of the Borrower and the Guarantor agrees that in the event a bankruptcy petition under any Chapter of the Bankruptcy Code ( 11 U.S.C. §101, et seq.) is filed by or against the Borrower at any time after the execution of this Agreement, the Bank shall be entitled to the immediate entry of an order from the appropriate bankruptcy court granting Bank complete relief from the automatic stay imposed by §362 of the Bankruptcy Code (11 U.S.C. §362) to exercise its foreclosure and other rights, including but not limited to obtaining a foreclosure judgment and foreclosure sale, upon the filing with the appropriate court of a motion for relief from the automatic stay with a copy of this Agreement attached thereto. Each of the Borrower and the Guarantor specifically agrees (i) that upon filing a motion for relief from the automatic stay, the Bank shall be entitled to relief from the stay without the necessity of an evidentiary hearing and without the necessity or requirement of the Bank to establish or prove the value of the Collateral, the lack of adequate protection of its interest in the Collateral, or the lack of equity in the Collateral; (ii) that the lifting of the automatic stay hereunder by the appropriate bankruptcy court shall be deemed to be “for cause”

pursuant to §362(d)(1) of the Bankruptcy Code (11 U.S.C. §362(d)(1)); and (iii) that the Borrower and the Guarantor will not directly or indirectly oppose or otherwise defend against the Bank’s efforts to gain relief from the automatic stay, and (iv) the Bank shall be entitled to recover from the Borrower and the Guarantor all of Bank’s costs and expenses (including the Bank’s attorneys fees) incurred in connection with any bankruptcy or insolvency proceeding of any of them. This provision is not intended to preclude Borrower from filing for protection under any Chapter of the Bankruptcy Code. The remedies prescribed in this paragraph are not exclusive and shall not limit Bank’s rights under the Loan Agreement, the Guaranty, any other Loan Document or under any law.
     Section 3.5 (c) All of the above terms and conditions have been freely bargained for and are all supported by reasonable and adequate consideration and the provisions herein are material inducements for Bank entering into this Agreement.
ARTICLE 4.
Amendments to Loan Agreement
     Section 4.1 Definition Amendments. The following definition in Section 1.1 of the Original Loan Agreement is hereby amended in its entirety to read as follows:
“Asset Coverage Ratio” means, as of any date of calculation, calculated on a consolidated basis for Borrower and all Subsidiaries, the ratio of (a) the total amount of Funded Debt outstanding consisting of revolving debt, including, but not limited to, the Primary Revolving Loan and the Secondary Revolving Loan, divided by (b) the sum of (i) Accounts, net of allowance for doubtful Accounts, plus (ii) Inventory, net of reserves (such net Inventory capped at (x) $20,000,000 through and including August 31, 2009 and (y) $17,500,000 on and after September 1, 2009), less (iii) its accounts payable, plus (iv) unrestricted and unencumbered cash and cash equivalents.
ARTICLE 5.
Conditions to Effectiveness
     Section 5.1 Conditions. The Waiver Covenant, and the amendments to the Loan Agreement in Article 4 hereof, shall become effective as of the date first above written (the “Effective Date”) after all of the conditions set forth in this Article shall have been satisfied.
     Section 5.2 Execution of Agreement. This Agreement shall have been executed and delivered by the Borrower and the Guarantor.
     Section 5.3 Representations and Warranties. (a) As of the Effective Date, the representations and warranties set forth in the Loan Agreement, and the representations and warranties set forth in each of the Loan Documents, shall be true and correct in all material respects; (b) as of the Effective Date, no Defaults or Events of Default shall have occurred and be continuing, other than the Existing Default that is the subject of the Waiver Covenant.

     Section 5.4 Loan Fee. Borrower shall have paid a modification and waiver fee of $7,500, which fee has been fully earned by the Bank and is non-refundable in its entirety.
ARTICLE 6.
Miscellaneous
     Section 6.1 Entire Agreement; No Novation or Release. This Agreement, together with the Loan Documents, as in effect on the Effective Date, reflects the entire understanding with respect to the subject matter contained herein, and supersedes any prior agreements, whether written or oral. This Agreement is not intended to be, and shall not be deemed or construed to be, a satisfaction, novation or release of the Loan Agreement or any other Loan Document. Except as expressly set forth herein with respect to the Existing Default and the Waiver Covenant, all representations, warranties, terms, covenants and conditions of the Loan Agreement, the Guaranty and the other Loan Documents shall remain unamended and unwaived and shall continue in full force and effect.
     Section 6.2 Fees and Expenses. All fees and expenses of Bank incurred in connection with the issuance, preparation and closing of the transactions contemplated hereby shall be payable by the Borrower and the Guarantor promptly upon the submission of the bill therefor. If the Borrower and the Guarantor shall fail to promptly pay such bill, Bank is authorized to pay such bill through an advance of funds by debiting Borrower’s accounts with Bank.
     Section 6.3 Choice of Law; Successors and Assigns. This Agreement shall be construed and enforced in accordance with and governed by the internal laws (as opposed to the conflicts of laws provisions) of the State of Georgia. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     WITNESS the hand and seal of each of the undersigned as of the date first written above.

BANK:

RBC BANK (USA)

By:	/s/ Scott Yost Senior Underwriter

BORROWER:

VIDEO DISPLAY CORPORATION

By:	/s/ Ronald D. Ordway
Name:	RONALD D. ORDWAY
Title:	CEO

[SEAL]

LEXEL IMAGING SYSTEMS, INC.

By:	/s/ Ronald D. Ordway
Name:	RONALD D. ORDWAY
Title:	CEO

[SEAL]

FOX INTERNATIONAL, LTD., INC.

By: Name:	/s/ Ronald D. Ordway RONALD D. ORDWAY
Title:	CEO

[SEAL]

Z-AXIS, INC.

By:	/s/ Ronald D. Ordway
Name:	RONALD D. ORDWAY
Title:	CEO

[SEAL]

TELTRON TECHNOLOGIES, INC.

By: Name:	/s/ Ronald D. Ordway RONALD D. ORDWAY
Title:	CEO

[SEAL]

AYDIN DISPLAYS, INC.

By: Name:	/s/ Ronald D. Ordway RONALD D. ORDWAY
Title:	CEO

[SEAL]

GUARANTOR:

/s/ Ronald D. Ordway

RONALD D. ORDWAY